Exhibit 3.686
FORM BCA 2.10 (rev. Dec. 2003)
ARTICLES OF INCORPORATION
Business Corporation Act
Jesse White, Secretary of State            (STAMP)
Department of Business Services
Springfield, IL 62756
Telephone (217) 782-9522
                     (217) 782-6961
http://www.cyberdriveillinols.com
Remit payment In the form of a cashier’s
check, certified check, money order
or an Illinois attorney’s or CPA’s check
payable to the Secretary of State.
SEE NOTE 1 TO DETERMINE FEES!
Filing Fee: $150.00 Franchise Tax $25 Total $175 File # 6371-964-1 Approved: [ILLEGIBLE]
______Submit In duplicate ______Type or Print dearty In black Ink ______ Do not write above this line ______
1.	CORPORATE NAME: Northtlake Transfer, Inc.

(The corporate name must contain the word “corporation”, “company,” “incorporated,” “limited” or an abbreviation thereof.)

2.	Initial Registered Agent:	C T Corporation System

		First Name	Middle Initial	Last name

Initial Registered Office:	208 S LaSalle Street, Suite 814

	Number	Street	Suite #	(A P.O. BOX ALONE IS NOT ACCEPTABLE)

Chicago	IL 60604	Cook

City	ZIP Code	County
3.	Purpose or purposes for which the corporation is organized: (If not sufficient space to cover this point, add one or more sheets of this size.)

The transaction of any or all lawful purposes for which corporations may be incorporated under the Illinois Business Corporation Act of 1983.
4.	Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

	Number of Shares	Number of Shares			Consideration to be
Class	Authorized	Proposed to be Issued			Received Therefor

Common	1,000	1,000			$10.00

			TOTAL	=	$10.00
Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:
(If not sufficient space to cover this point, add one or more sheets of this size.)
(over)

5.OPTIONAL:	(a)	Number of directors constituting the initial board of directors of the corporation: three.
	(b)	Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and Qualify:
		Name	Address		City, State, ZIP

		Donald W. Slager	15880 N Greenway-Hayden Loop, Suite 100		Scottsdale, Arizona 85260
		Thomas P. Martin	15880 N Greenway-Hayden Loop, Suite 100		Scottsdale, Arizona 85260
		James E. Gray	15880 N Greenway-Hayden Loop, Suite 100		Scottsdale, Arizona 85260

6. OPTIONAL:	(a)	It Is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:		$

	(b)	It is estimated that the value of the property to be located within the State of Illinois during the following year will be:		$

	(c)	It Is estimated that the gross amount of business that will be transacted by the corporation during the following year will be:		$

	(d)	It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be:		$

7. OPTIONAL:	OTHER PROVISIONS
Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.
8. NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)
     The undersigned Incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated	August 17th	,	2004
	(Month & Day)		Year

Signature and Name			Address
1.	/s/ Jo Lynn White	1.	15880 N Greenway-Hayden Loop, Suite 100

	Signature		Street
	Jo Lynn White		Scottsdale, Arizona 85260

	(Type or Print Name)		City Town	State	ZIP Code
2.		2.

	Signature		Street

	(Type or Print Name)		City Town	State	ZIP Code
3.		3.

	Signature		Street

	(Type or Print Name)		City/Town	State	ZIP Code
(Signatures must be in BLACK INK on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)
NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by a duly authorized corporate officer. Type or print officer’s name and title beneath signature.

Note 1: Fee Schedule	Note 2: Return to:
The initial franchise tax is assessed at the rate of 15/100 of 1 percent

($1.50 per $1,000) on the paid-in capital represented in this State.	(Firm name)
(Minimum initial franchise tax is $25)

(Attention)
The filing fee is $150

(Mailing Address)
The minimum total due (franchise tax + filing fee) is $175.

(City, State, ZIP Code)